Exhibit 10.6

LOAN RENEWAL - WEINRITTER REALTY LP.

COLLATERAL:	1st Lien – 1900& 1901 American Dr., Lago Vista, TX 78645
FILE #:	2296.525

BORROWER(S) INFO:	SGB Development Corp
Tax ID# 87-1375590

RENEWED AMOUNT:	$2,000,000.00
TERM EXTENSION FEE:	$10,000.000 – Due upon signing this renewal & extension, per the original note dated July 14, 2021

MODIFICATION

INTEREST RATE:	12.5%
AMORTIZATION:	Interest Only
LATE CHARGE:	10 DAYS 5%

BALLOON:	February 1, 2024

DUE ON SALE:	YES
LAWYERS INFO:	Michael Baucum, 1100 NW Loop 410, #801 SA, TX 78213
(210)451-8140
Email: Michael@baucumlawfirm.com
Assist Virginia Peterson (210)451-8141
Email: vp@baucumlawfirm.com

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Agreed By:

/s/ Paul M Galvin
Paul M. Galvin
SGB Development Corp.
Chief Executive Officer

/s/ Daniella Ritter
Daniella Ritter
Weinritter Realty, LP.